UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): October 20, 2011

Value Line, Inc.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	0-11306 (Commission File Number)	13-3139843 (I.R.S Employer Identification No.)

220 East 42nd Street
New York, New York
(Address of Principal Executive Offices)
10017
(Zip Code)

(212) 907-1500
(Registrant’s Telephone Number, Including Area Code)

 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 20, 2011, Howard A. Brecher was appointed by the Board of Directors (the "Board") of Value Line, Inc. ("Value Line") to serve as Chief Executive Officer (CEO), President and Chairman of the Board of Directors (Chairman) of Value Line.  Mr. Brecher is expected to continue to serve on the Board’s Executive Committee. No material plan, contract or arrangement to which Mr. Brecher is a party or in which he participates is being entered into or materially amended in connection with Mr. Brecher’s appointments and Mr. Brecher is not receiving any grant or award or modification thereto, under any such plan, contract or arrangement in connection with Mr. Brecher’s appointments as Chief Executive Officer, President and Chairman of the Board.

Mr. Brecher, age 58, has been Acting Chairman and Acting CEO of the Company since November 2009; a director since 1992; Chief Legal Officer, Vice President from prior to 2005; Vice President and Secretary of the Value Line Funds from June 2008 until December 2010; Secretary of the Company’s former subsidiary EULAV Asset Management LLC from February 2009 until December 2010; Director and General Counsel of Arnold Bernhard & Co. Inc., since prior to 2005.  Mr. Brecher has been an officer of the Company for more than 19 years. Mr. Brecher is a graduate of Harvard College, Harvard Business School and Harvard Law School. He also holds a Master’s Degree in tax law from New York University.

No family relationships exist between Mr. Brecher and any of Value Line’s directors or executive officers. There are no arrangements between Mr. Brecher and any other person pursuant to which Mr. Brecher was selected as Chairman, President and Chief Executive Officer, nor are there any transactions to which Value Line was or is a participant and in which Mr. Brecher has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01.  Other Events.

On October 21, 2011, Value Line announced that the Board declared on October 20, 2011, the payment of its regular quarterly dividend of $0.20 per common share of Value Line, payable on November 10, 2011 to shareholders of record on October 31, 2011.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated October 21, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE LINE, INC.

Dated: October 21, 2011	By:	/s/ Stephen R. Anastasio
	Name:	Stephen R. Anastasio
	Title:	Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 21, 2011